Exhibit 99.1
Avantor® Reports First Quarter 2023 Results

•Net sales of $1.78 billion, decrease of 8.7%; core organic decline of 1.8%
•Net income of $121.5 million; Adjusted EBITDA of $346.2 million
•Diluted GAAP EPS of $0.18; adjusted EPS of $0.29
•Operating cash flow of $219.5 million; free cash flow of $191.5 million
•Adjusted net leverage of 3.8X
RADNOR, Pa. – April 28, 2023 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences, education and government, advanced technologies and applied materials industries, today reported financial results for the first quarter ended March 31, 2023.
“First quarter business results were in line with our expectations across all key financial metrics and market dynamics played out as anticipated during the quarter, including ongoing destocking of customer inventories. Our team executed well, leveraging our Avantor Business System to deliver solid results in a dynamic operating environment,” said Michael Stubblefield, President and Chief Executive Officer.
“Despite the transitory headwinds we are facing, we remain encouraged by the long-term fundamentals of our end markets and are well positioned to execute our growth strategy. This includes introducing innovative new products, deepening customer relationships and expanding our global supply chain and digital infrastructure,” Stubblefield concluded.
First Quarter 2023
For the three months ended March 31, 2023, net sales were $1.78 billion, a decrease of 8.7% compared to the first quarter of 2022. Foreign currency translation had an unfavorable impact of 2.1% resulting in an organic sales decline of 6.6% and core organic sales decline of 1.8% (excluding COVID-19 headwinds). Net income decreased to $121.5 million from $190.4 million in the first quarter of 2022 and adjusted net income was $195.4 million as compared to $258.8 million in the comparable prior period. Adjusted EBITDA was $346.2 million and adjusted EBITDA margin was 19.4%.
Diluted earnings per share on a GAAP basis was $0.18, while adjusted EPS was $0.29.
Operating cash flow in the quarter was $219.5 million, while free cash flow was $191.5 million.
Adjusted net leverage was 3.8X as of March 31, 2023, in line with our target leverage of 2X - 4X.
First Quarter 2023 – Segment Results
Management uses Adjusted EBITDA to measure and evaluate the internal operating performance of the Company’s business segments. Adjusted EBITDA is also our segment reporting profitability measure under generally accepted accounting principles.

Americas

•Net sales were $1,032.0 million, a reported decrease of 9.7%, as compared to $1,143.4 million in the first quarter of 2022. Core organic sales decreased 3.7%.
•Adjusted EBITDA margin decreased approximately 240 basis points to 23.3%.

Europe

•Net sales were $630.2 million, a reported decrease of 7.4%, as compared to $680.4 million in the first quarter of 2022. Core organic sales increased 1.0%.
•Adjusted EBITDA margin decreased approximately 180 basis points to 19.3%.

AMEA

•Net sales were $118.1 million, a reported decrease of 6.7%, as compared to $126.6 million in the first quarter of 2022. Core organic sales increased 1.0%.
•Adjusted EBITDA margin increased approximately 530 basis points to 28.4%.
Conference Call
Avantor will host a conference call to discuss its results today, April 28, 2023 at 8:00 a.m. Eastern Time. The live webcast and presentation as well as a replay will be available on the investor section of Avantor's website.
About Avantor
Avantor®, a Fortune 500 company, is a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies & applied materials industries. Our portfolio is used in virtually every stage of the most important research, development and production activities in the industries we serve. Our global footprint enables us to serve more than 300,000 customer locations and gives us extensive access to research laboratories and scientists in more than 180 countries. We set science in motion to create a better world. For more information, please visit www.avantorsciences.com.

Use of Non-GAAP Financial Measures
To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one, single financial measurement or communication.

The non-GAAP financial measures used in this press release are sales growth on an organic basis, sales growth on a core organic basis, Adjusted EBITDA, adjusted net income, adjusted EPS, adjusted net leverage and free cash flow.

•Sales growth on an organic basis eliminates from our reported net sales growth the impacts of earnings from any acquired or disposed businesses that have been owned for less than one year and changes in foreign currency exchange rates. Sales growth on a core organic basis eliminates from our organic growth the impacts of any COVID-19 related net sales. We believe that these measurements are useful as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented.

•Adjusted EBITDA is to measure and evaluate our operating performance exclusive of interest expense, income tax expense, depreciation, amortization and certain other adjustments. We believe that this measurement is useful as a way to analyze the underlying trends in our business consistently across the periods presented.

•Adjusted net income is our net income or loss first adjusted for the following items: (i) amortization of acquired intangible assets, (ii) net foreign currency remeasurement gains or losses relating to financing activities, (iii) losses on extinguishment of debt, (iv) other costs or credits that are either isolated or cannot be expected to recur with any regularity or predictability. From this amount, we then add or subtract an assumed incremental income tax impact on the above noted pre-tax adjustments, using estimated tax rates, to arrive at Adjusted Net Income. We believe that this measurement is useful as a way to analyze the business consistently across the periods presented.

•Adjusted EPS is our adjusted net income divided by our diluted GAAP weighted average share count. We believe that this measurement is an additional way to analyze the underlying trends in our business consistently across the periods presented.

•Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the expected run-rate effect of cost synergies and the incremental results of completed acquisitions as if those acquisitions had occurred on the first day of the trailing 12-month period). We believe that this measurement is a useful way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business.

•Free cash flow is equal to our cash flow from operating activities, excluding acquisition-related costs paid in the period, less capital expenditures. We believe that this measurement is useful as it provides a view on the Company’s ability to generate cash for use in financing or investment activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.

Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q, as such risk factors may be updated from time to time in our periodic filings with the SEC.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of operations

(in millions, except per share data)	Three months ended March 31,
	2023	2022
Net sales	$1,780.3	$1,950.4
Cost of sales	1,155.5	1,260.5
Gross profit	624.8	689.9
Selling, general and administrative expenses	393.6	382.9
Operating income	231.2	307.0
Interest expense	(73.7)	(64.8)
Loss on extinguishment of debt	(2.3)	(1.8)
Other income, net	0.6	1.4
Income before income taxes	155.8	241.8
Income tax expense	(34.3)	(51.4)
Net income	121.5	190.4
Accumulation of yield on preferred stock	—	(16.1)
Net income available to common stockholders	$121.5	$174.3

Earnings per share:
Basic	$0.18	$0.29
Diluted	$0.18	$0.28
Weighted average shares outstanding:
Basic	674.7	610.1
Diluted	678.1	681.3

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated balance sheets

(in millions)	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$294.6	$372.9
Accounts receivable, net	1,277.2	1,218.4
Inventory	904.0	913.5
Other current assets	151.5	153.1
Total current assets	2,627.3	2,657.9
Property, plant and equipment, net	736.5	727.0
Other intangible assets, net	4,077.1	4,133.3
Goodwill	5,682.5	5,652.6
Other assets	272.5	293.5
Total assets	$13,395.9	$13,464.3
Liabilities and stockholders' equity
Current liabilities:
Current portion of debt	$325.2	$364.2
Accounts payable	765.7	758.2
Employee-related liabilities	124.6	122.4
Accrued interest	39.4	49.9
Other current liabilities	414.6	364.1
Total current liabilities	1,669.5	1,658.8
Debt, net of current portion	5,736.0	5,923.3
Deferred income tax liabilities	695.7	731.4
Other liabilities	300.1	295.4
Total liabilities	8,401.3	8,608.9
Stockholders’ equity:
Common stock including paid-in capital	3,792.4	3,785.3
Accumulated earnings	1,291.9	1,170.4
Accumulated other comprehensive loss	(89.7)	(100.3)
Total stockholders’ equity	4,994.6	4,855.4
Total liabilities and stockholders' equity	$13,395.9	$13,464.3

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of cash flows

(in millions)	Three months ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$121.5	$190.4
Reconciling adjustments:
Depreciation and amortization	101.1	114.5
Stock-based compensation expense	12.7	10.7
Provision for accounts receivable and inventory	12.5	15.9
Deferred income tax benefit	(26.4)	(22.3)
Amortization of deferred financing costs	3.4	4.4
Loss on extinguishment of debt	2.3	1.8
Foreign currency remeasurement loss (gain)	1.8	(1.8)
Changes in assets and liabilities:
Accounts receivable	(52.2)	(137.3)
Inventory	7.1	(46.4)
Accounts payable	0.6	73.2
Accrued interest	(10.5)	(10.0)
Other assets and liabilities	44.1	(46.2)
Other, net	1.5	5.3
Net cash provided by operating activities	219.5	152.2
Cash flows from investing activities:
Capital expenditures	(28.0)	(24.5)
Cash paid for acquisitions, net of cash acquired	—	(15.3)
Other	0.7	0.3
Net cash used in investing activities	(27.3)	(39.5)
Cash flows from financing activities:
Debt repayments	(269.5)	(111.9)
Payments of dividends on preferred stock	—	(16.1)
Proceeds received from exercise of stock options	2.6	5.7
Shares repurchased to satisfy employee tax obligations for vested stock-based awards	(8.1)	(4.9)
Net cash used in financing activities	(275.0)	(127.2)
Effect of currency rate changes on cash	4.8	(4.2)
Net change in cash, cash equivalents and restricted cash	(78.0)	(18.7)
Cash, cash equivalents and restricted cash, beginning of period	396.9	327.1
Cash, cash equivalents and restricted cash, end of period	$318.9	$308.4

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures

(in millions)	Three months ended March 31,
	2023	2022
Net income	$121.5	$190.4
Amortization	78.4	92.2
Loss on extinguishment of debt	2.3	1.8
Net foreign currency (gain) loss from financing activities	(0.2)	0.1
Other stock-based compensation expense (benefit)	0.1	(1.3)
Integration-related expenses[1]	8.7	3.9
Purchase accounting adjustments[2]	—	(4.4)
Restructuring and severance charges[3]	4.7	1.9
Income tax benefit applicable to pretax adjustments	(20.1)	(25.8)
Adjusted net income	195.4	258.8
Interest expense	73.7	64.8
Depreciation	22.7	22.3
Income tax provision applicable to Adjusted Net income	54.4	77.2
Adjusted EBITDA	$346.2	$423.1
━━━━━━━━━
1.Represents non-recurring direct costs incurred with third parties and the accrual of a long-term retention incentive to integrate acquired companies. These expenses represent incremental costs and are unrelated to normal operations of our business. Integration expenses are incurred over a pre-defined integration period specific to each acquisition.
2.Represents the non-cash reduction of contingent consideration related to the Ritter acquisition.
3.Reflects the incremental expenses incurred in the period related to initiatives to increase profitability and productivity. Typical costs included in this caption are employee severance, site-related exit costs, and contract termination costs.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Earnings per share

(shares in millions)	Three months ended March 31,
	2023	2022
Diluted earnings per share (GAAP)	$0.18	$0.28
Dilutive impact of convertible instruments	—	—
Fully diluted earnings per share (non-GAAP)	0.18	0.28
Amortization	0.12	0.14
Loss on extinguishment of debt	—	—
Net foreign currency loss from financing activities	—	—
Other stock-based compensation (benefit) expense	—	—
Integration-related expenses	0.01	0.01
Purchase accounting adjustments	—	(0.01)
Restructuring and severance charges	0.01	—
Receipt of disgorgement penalty	—	—
Income tax benefit applicable to pretax adjustments	(0.03)	(0.04)
Adjusted EPS (non-GAAP)	$0.29	$0.38

Weighted average shares outstanding:
Diluted (GAAP)	678.1	681.3
Incremental shares excluded for GAAP	—	—
Share count for Adjusted EPS (non-GAAP)	678.1	681.3

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Free cash flow

(in millions)	Three months ended March 31,
	2023	2022
Net cash provided by operating activities	$219.5	$152.2
Capital expenditures	(28.0)	(24.5)
Free cash flow (non-GAAP)	$191.5	$127.7

Adjusted net leverage

(dollars in millions)	March 31, 2023
Total debt, gross	$6,117.7
Less cash and cash equivalents	(294.6)
	$5,823.1

Trailing twelve months Adjusted EBITDA[1]	$1,493.8
Trailing twelve months ongoing stock-based compensation expense	49.7
	$1,543.5

Adjusted net leverage (non-GAAP)	3.8	x

1.Represents the Adjusted EBITDA of Avantor for the trailing twelve-month period plus management’s best estimates of the incremental results attributable to acquired companies as if such acquisitions had been completed on the first day of such trailing twelve-month period, as permitted by our debt covenants. Such estimates and financial information for acquired companies may or may not have been audited, and in certain instances may have been prepared on a basis other than U.S. GAAP though we believe these differences in the basis of accounting to be immaterial for the purpose of presenting net leverage.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales

(in millions)	March 31,		Reconciliation of reported change to organic and core organic change
			Reported change	Foreign currency impact	Organic	COVID -19	Core organic[1]
	2023	2022
Three months ended:
Americas	$1,032.0	$1,143.4	$(111.4)	$(3.5)	$(107.9)	$(65.2)	$(42.7)
Europe	630.2	680.4	(50.2)	(32.8)	(17.4)	(24.0)	6.6
AMEA	118.1	126.6	(8.5)	(5.6)	(2.9)	(4.2)	1.3
Total	$1,780.3	$1,950.4	$(170.1)	$(41.9)	$(128.2)	$(93.4)	$(34.8)

1.Core organic sales growth eliminates from our organic growth the impact from the change in sales of COVID-19 related offerings from 2022 to 2023. Numbers in this column are calculated by removing the impact of COVID-19 sales from the numbers in the "Organic" column.

Adjusted EBITDA

(in millions)	Three months ended March 31,
	2023	2022
Americas	$240.4	$294.2
Europe	121.7	143.4
AMEA	33.5	29.3
Corporate	(49.4)	(43.8)
Total	$346.2	$423.1

Investor Relations Contact
Christina Jones
Vice President, Investor Relations
Avantor
+1 805-617-5297
Christina.Jones@avantorsciences.com
Media Contact
Emily Collins
Vice President, External Communications
Avantor
+1 332-239-3910
Emily.collins@avantorsciences.com
Source: Avantor and Financial News